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                                                                     Exhibit 8.1

                          LIST OF SUBSIDIARIES OF POSCO


                                                                                           JURISDICTION OF
NAME                                                                                        INCORPORATION
----                                                                                        -------------
POSCO Engineering & Construction Co., Ltd. (POSEC) .....................................        Korea
POSTEEL Co., Ltd........................................................................        Korea
POSCON Co., Ltd.........................................................................        Korea
Pohang Coated Steel Co., Ltd............................................................        Korea
POSCO Machinery & Engineering Co., Ltd..................................................        Korea
POSDATA Co., Ltd........................................................................        Korea
POSCO Research Institute................................................................        Korea
Seung Kwang Co., Ltd....................................................................        Korea
POS-AC Co., Ltd.........................................................................        Korea
Changwon Specialty Steel Co., Ltd.......................................................        Korea
POSCO Machinery Co., Ltd. ..............................................................        Korea
POSTECH Venture Capital Co., Ltd........................................................        Korea
POSCO Refractories & Environment (POSREC)...............................................        Korea
Pohang Steel America Corp. (POSAM)......................................................        U.S.A.
Pohang Steel Australia Pty. Ltd. (POSA).................................................      Australia
Pohang Steel Canada Ltd. (POSCAN).......................................................       Canada
POSCO Asia Co., Ltd. (POA)..............................................................      Hong Kong
POSCO International Osaka, Inc. (PIO)...................................................        Japan
VSC-POSCO Steel Corp. (VPS) ............................................................       Vietnam
DALIAN POSCO-CFM Coated Steel Co., Ltd..................................................        China
POS-Tianjin Coil Center Co., Ltd........................................................        China
POSMETAL Co., Ltd.......................................................................        Japan
Shanghai Real Estate Development Co., Ltd...............................................        China
IBC Corporation.........................................................................        China
POSLILAMA Steel Structure Co., Ltd......................................................       Vietnam
Zhangjiagang Pohang Stainless Steel Co., Ltd............................................        China
SHUNDE Pohang Coated Steel Co., Ltd.....................................................        China
POS-THAI Steel Service Center Co., Ltd..................................................      Thailand
Qindgao Pohang Stainless Steel Co., Ltd.................................................        China
POSCO Investment Co., Ltd...............................................................      Hong Kong
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